EXHIBIT 21.01

                           Subsidiaries of the Company

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                           JURISDICTION OF    NAME(S) UNDER WHICH
       SUBSIDIARY(+)       INCORPORATION      SUBSIDIARY DOES BUSINESS
       -------------       -------------      ------------------------
ECA Holdings, Inc.         Delaware                      *
  ECA Properties, Inc.     Delaware       Grandview Manor
  Community  Care of       Delaware       Community Care of America at Ainsworth
   Nebraska,  Inc.                        Community Care of America at Ashland
                                          Community Care of America at Aurora
                                          Community Care of America at Blue Hill
                                          Community Care of America at Central City
                                          Community Care of America at Edgar
                                          Community Care of America at Exeter
                                          Community Care of America at Gretna
                                          Community Care of America at Sutherland
                                          Community Care of America at Utica
                                          Community Care of America at Waverly
  W.S.T. Care, Inc.        Nebraska       Crestview Care Center
  Quality Care of          Nebraska       Community Care of America at Lyons
   Lyons, Inc.
  Quality Care of          Nebraska       Community Care of America at Columbus
   Columbus, Inc.
MeritWest, Inc.            Pennsylvania                     *
      MTC West, Inc.       Delaware                         *
Community Care of America  Delaware       Georgiana Doctors Hospital; Reliable
  of Alabama, Inc.                        Home Health Services, d/b/a
                                          Georgiana Home Health Agency; Rural
                                          Health Clinic, d/b/a Georgiana Health
                                          Clinic; Kinsey Clinic; Family Rural
                                          Medical Clinic; Jeff Voreis, M.D.,
                                          in association with Community Care of
                                          America, Inc.; Livingston Nursing
                                          Home; Southgate Village
CCA of Maine, Inc.         Delaware                         *
     Maine Head Trauma     Maine          Maine Head Trauma Center
      Center, Inc.
CCA of Midwest, Inc.       Delaware       Coolidge Center
Southern Care Centers, Inc.
      Luling/SCC, Inc.                    Community Care of America at Luling
      Dublin/SCC, Inc.                    Community Care of America at Dublin
      Marietta/SCC, Inc.                  Community Care of America at Marietta
      Macon/SCC, Inc.                     Community Care of America at Macon
      College Park/SCC, Inc.              Community Care of America at College Park
      Glenwood/SCC, Inc.                  Community Care of America at Connor
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+          Indirect subsidiary is indicated by indentation
*          Not applicable
           Each subsidiary is wholly-owned by its immediate parent.



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           The names of  particular  subsidiaries  which,  if  considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) as of December 31, 1996 are omitted.

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